EXHIBIT 3.1

                             ARTICLES OF AMENDMENT

EXHIBIT 3.1


                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                         China Mobility Solutions, Inc.
                         ------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)


                      ------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article III is amended to increase the number of authorizing shares of common
--------------------------------------------------------------------------------
stock from 50,000,000 shares to 500,000,000 shares.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

Not applicable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (continued)

The date of each amendment(s) adoption:  July 27, 2005
                                         ---------------------------

Effective date if applicable:  August 24, 2005
                               -----------------------------
                               (no more than 90 days after amendment file date)

Adoption of Amendment(s)  (CHECK ONE)

  [X]     The amendment(s) was/were approved by the shareholders.  The number of
          votes  cast  for  the  amendment(s)  by  the   shareholders   was/were
          sufficient for approval.

  [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The  number  of  votes  cast  for  the   amendment(s)   was/were
               sufficient for approval by ____________________________________."
                                                                (voting group)

  [_] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

  [_]     The  amendment(s)   was/were  adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.



Signed this 18th day of August, 2005.


                  Signature /s/ Angela Du
                            ----------------------------------------------------
                    (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                    Angela Due
                    -----------------------------------------------
                    (Typed or printed name of person signing)


                    President
                    -----------------------------------------------
                    (Title of person signing)






                                 FILING FEE: $35